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                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Additional Proxy Material  [_] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                        Northstar Health Services, Inc.
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               (Name of Registrant as Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:


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Northstar Health Services Inc.                                   Press Release
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PRELIMINARY

For more information contact: Melissa M. Krantz
                    The Krantz Group, Inc.
                    (212)891-7235


                                                           For Immediate Release


                        Northstar Health Services, Inc.
                   Board of Directors Responds to 14A Filing

     (Indiana, Pennsylvania) -- February 13, 1997 -- The Board of Directors of Northstar Health Services, Inc., released the following statement in response to SEC filings seeking control of the Board of Directors of Northstar filed by Thomas Zaucha, entities he controls, and Commonwealth Associates, an investment banking firm, formerly and perhaps currently, closely associated with former Chairman, Mark DeSimone:

     "This action by the Zaucha-Commonwealth group is absurd at this time.
     Under direction of this board, Northstar Health Services is in the best position it has been in some time: it is close to settling its litigation with shareholders; it is working successfully on its bank financing; it has successfully restructured its operations; and the 1995 and 1996 audits and annual reports are approaching completion -- all without the assistance of Mr. Zaucha. This proxy fight is an attempt to return the Company to its prior suspect management. Specifically, the history, conduct and motivation of this group are, at a minimum, suspect and clearly not in the best interests of Northstar or its shareholders:

     1)  Commonwealth Associates' apparent collaboration with Mr. Zaucha's
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         "committee" represents an attempt by them to avoid rectifying their
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         serious conflicts of interest which have plagued Northstar and are
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         being corrected by the new Board of Directors. Mr. Zaucha and
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         Commonwealth Associates, his representative, had responsibility for the due diligence that was supposed to have been done with respect to Northstar in 1995. Both failed to properly examine the self-dealing transactions of Mark DeSimone that has led up to the resignation of the Company's auditors in March 1996. In fact, before being hired by Mr. Zaucha to pursue his proxy fight, Commonwealth Associates (which was paid over $1,800,000 in 1995 for purported services to Northstar, including due diligence) was fired by the Board of Northstar for its refusal to cooperate with the Company's representatives and its continuing secret discussions and relationship with Mr. DeSimone following disclosure of his defalcations. Prior to that dismissal, Commonwealth Associates was identified by the Company's independent investigators as the prime subject of further investigation and a potential defendant in the racketeering act claims filed by the Company against Mr. DeSimone and others.

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     Further, Commonwealth was subpoenaed on November 21, 1996 and directed to provide documents pertinent to that racketeering case on December 22, 1996. To date, Commonwealth has not provided a single one of those documents and the Company is in the process of requesting that they be held in contempt of court.

     2)  Mr. Zaucha persistently acts in his own interest with little regard for
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         his responsibility to shareholders of Northstar. Mr. Zaucha has refused
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         to renegotiate terms of leases on real estate which he owns directly or
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         controls and which were leased to Northstar through supposed "arms
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         length" negotiations with Mr. DeSimone. An investigation recently
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         revealed that rents paid by the Company to Zaucha-related entities are at least twice the local rental rates for office space, as a result of sweetheart deals with Mr. DeSimone.

     3)  In his latest efforts to exploit the Company, Mr. Zaucha sought to
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         obtain approximately $115,000 inappropriately from the Company by
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         requisitions for payment of tax refunds to which the Company is legally
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         entitled. Mr. Zaucha was not entitled to such payment.
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     In conclusion, the Board of Directors believes that it is in the best interest of the shareholders to support the Board of Directors so that they can stay on their successful course to ensure shareholder value and continued vitality. Any change in corporate governance at this time would be a disruption of the progress this Board has made. The last thing Northstar's stakeholders need is a return to the conflicts of interest of prior management."

     Northstar Health Services, Inc. is a leading regional provider of rehabilitation therapy, mobile diagnostics, subacute contracted care and related services at outpatient rehabilitation clinics and by contact to other health care facilities in Pennsylvania, Ohio, Illinois and West Virginia.


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